[LOGO OMITTED]
                                Laurentian Bank
                                   of Canada


                                                                    CONFIDENTIAL

July 23, 2002

4087755 Canada Inc.
Derma Sciences, Inc.
214 Carnegie Center
Suite 100
Princeton, NJ 08540

Attention:        Mr. Edward Quilty, Chairman

Dear Sir,

Re: OFFER OF FINANCE - COMMERCIAL LENDING

Laurentian Bank of Canada ("Laurentian") is pleased to offer the following credit facilities (the "Credit Facilities") subject to the following terms and conditions.

All individuals and parties associated with this transaction (including but not limited to, officers, employees, agents, legal counsel and other advisors) shall not reproduce this document in any fashion, disclose or make available to any third party, or use in whole or part for any purpose, except for their own use in deciding whether to undertake this proposed transaction.

All terms not defined in this Offer of Finance shall have the meaning given to them in the Asset Purchase Agreement dated as of June 28, 2002 between Dumex Medical Inc., Dumex Medical Surgical Products Limited, 1013172 Ontario Limited and Dumex Quebec Inc. (collectively, the "Dumex Entities") and 4087755 Canada Inc. as amended by Amendment No. 1 and Amendment No. 2 thereto (the "Asset Purchase Agreement").

1. BORROWER:  4087755 Canada Inc.

2. CREDIT FACILITIES:

------------------ -------------------------------------------------------------
LOAN               TYPE                              MAXIMUM BORROWING AMOUNT
------------------ -------------------------------------------------------------
1a                 Operating Line of Credit                 C$2,500,000
------------------ -------------------------------------------------------------
1b                 Term Loan - Non Revolving                C$1,615,000
------------------ -------------------------------------------------------------

------------------ -------------------------------------------------------------
                   Total Facilities                         C$4,115,000
------------------ -------------------------------------------------------------



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3. PROGRAM

-------------------- -----------------------------------------------------------

Purpose and use      1a.  To finance the acquisition of the Purchased Assets
                          To  finance  Acceptable  Accounts  Receivable  and
                     Acceptable  Inventory  and  for  the Borrower's general
                     business purposes
-------------------- -----------------------------------------------------------
                     1b.  To provide term funds to finance the acquisition of
                     the Purchased Assets.
-------------------- -----------------------------------------------------------

Changes to the purpose and use of Loans #1a and #1b may only be made with Laurentian's prior written approval.

4.   AVAILABILITY CONDITIONS:

4.1 The maximum amount that may be outstanding under Loan #1a (the "Margin") will be determined twice a month (or more frequently upon prior written notice to the Borrower and Guarantor as determined by Laurentian) pursuant to the reports delivered to Laurentian in accordance with section 13.3 and will be limited during the subsequent half month (or other period as aforesaid) in accordance with the following formula:

     (a)  75% of Acceptable Accounts Receivable; plus

     (b) 40% of Acceptable Inventory to a maximum of C$950,000 or 50% of Acceptable Inventory to a maximum of C$950,000 if the Borrower has reduced the book value of the Inventory to C$2,650,000 or less on Closing;

     (c)  Less: All Priority Claims.

4.2 The indebtedness referred to as Loans #1a and #1b will be assumed on Closing in accordance with section 2.4(b) of the Asset Purchase Agreement to a maximum aggregate amount of C$3,715,000 (subject to adjustment under the terms of the Operations Agreement) being comprised of an initial advance and disbursement under Loan #1a not to exceed C$2,100,000 (subject to adjustment under the terms of the Operations Agreement) and an initial advance and disbursement under Loan #1b of C$1,615,000 to Close the Transaction such that the Borrower will be indebted to Laurentian on Closing for a maximum aggregate amount of C$3,715,000. On Closing Loan #1a will be reduced by the amount of the Working Capital Injection (as defined in section 14.3 of this Offer of Finance).

4.3 Loan #1a will be made available on and after Closing in one or more of the following forms:
          (a)  direct advances in Canadian dollars;
          (b) direct advances in United States dollars to a maximum of U.S.$500,000;
          (c) Standby Letters of Credit ("LC's") and Letters of Guarantee ("LG's");
          (d)  Documentary Letters of Credit ("DC's"); and
          (e)  Forward Exchange Future Contracts ("FEFC's").

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4.4  The percentage of the face value (ie. the "adjusted face value") of the following forms of advances, as set opposite, will be treated as outstanding for the purpose of determining the Margin availability as follows:

       FORM                               PERCENTAGE
       ---------------------------------------------
       LG's                               100% to maximum of C$500,000
       LC's/DC's (issued & outstanding)   100% to maximum of C$500,000
       LC's/DC's (accepted)               100% to maximum of C$500,000
       FEFC's                                      10% to a maximum of C$500,000

     The aggregate maximum amount outstanding for all LG's, LC's, DC's and FEFC's shall be C$500,000.

4.5 LC's, DC's and LG's are to be denominated in Canadian dollars or such other currencies as Laurentian may approve, provided that the aggregate amount outstanding by way of LC's and LG's shall not have terms to expiry in excess of the lesser of 12 months from the date of issue or the Maturity Date (as defined herein) of Loan #1a unless Laurentian consents in writing, which consent shall not be unreasonably withheld. DC's shall not have terms of expiry in excess of the lesser of 180 days from the date of issue or the Maturity Date of Loan #1a. LC's, DC's and LG's shall be issued on the basis of and subject to Laurentian's standard agreements governing the issuance of LC's, DC's and LG's. LC's, DC's and LG's issued shall be deemed to be advances under Loan #1a for the purpose of determining the available Margin for Loan #1a. All drawings under LC's, DC's and LG's shall be charged to Loan #1a for the purpose of determining the Margin.

4.6 The Borrower may, at Laurentian's discretion, enter into one or more spot, forward or other foreign exchange rate transactions with Laurentian, subject in each case to Laurentian's standard fees, documents and requirements relating to FEFC's. The Borrower's ability to use the FEFC's will depend on the Borrower's outstanding obligations resulting from such transactions, as determined by Laurentian, and shall be charged to Loan #1a for the purpose of determining the Margin. The maturity dates of FEFC's entered into shall not exceed the lesser of 12 months from the date of each such contract and the Maturity Date for Loan #1a unless Laurentian consents in writing, which consent shall not be unreasonably withheld.

5.   TERM:

5.1 Unless terminated earlier in accordance with the terms of this Offer of Finance, the outstanding balance of the Loans will be due and payable on the date set opposite (the "Maturity Date"), as follows:

         Loan #                                      Maturity Date
         ---------------------------------------------------------
         Loan #1a:                                   December 31, 2003.
         Loan #1b:                                   August 31, 2007.

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5.2  Unless terminated earlier in accordance with the terms of this Offer of
     Finance, Loan #1a shall be a Committed Operating Line up to and including December 31, 2003 and shall become a demand loan after December 31, 2003.

6.   INTEREST RATE AND FEES:

6.1 Interest on each Loan at the applicable Loan Rate (hereinafter provided) shall be calculated and compounded monthly on the daily closing balance and interest shall be payable on the first day of each and every month, commencing in the month following initial disbursement thereof. All Loan Rates to be reviewed by Laurentian on the Maturity Date of each Loan. The Borrower shall pay interest on its liabilities and obligations to Laurentian both before and after demand, default, maturity and judgment, and fees in respect of LC's, DC's, LG's and FEFC's as provided in this Offer of Finance.

6.2 Loan #1a: The Loan Rate will be a variable annual rate (the "Variable Rate") which is from time to time 1.00% above Laurentian's Prime Lending Rate.

     In the case of United States dollar advances the Loan Rate will be a variable annual rate (the "U.S. Variable Rate") which is from time to time 1.00% above Laurentian's U.S. Base Rate.

     Standby letters of credit and letters of guarantee: A fee of 2% of the face value, payable annually in advance for each year or part year of the term of the LC's or LG's.

     Documentary Letters of Credit: Laurentian's standard fees, as announced by Laurentian from time to time.

     Forward Exchange Future Contracts: Laurentian's standard fees, as announced by Laurentian from time to time.

6.3 Loan #1b: The Loan Rate will be a variable annual rate (the "Term Variable Rate") which is from time to time 1.25% above Laurentian's Prime Lending Rate.

6.4 As of June 28, 2002, Laurentian's Prime Lending Rate is 4.25% and the Laurentian U.S. Base Rate is 5.25%.

6.5 All interest rates established in relation to Laurentian's Prime Lending Rate or the Laurentian's U.S. Base Rate shall change automatically, without the necessity of notice to the Borrower, whenever the Laurentian's Prime Lending Rate or the Laurentian's U.S. Base Rate, as the case may be, changes.

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6.6  In the event that the Borrower's liabilities and obligations to Laurentian under Loan #1a exceed the Margin, the Borrower shall pay interest on the amount of such excess at the nominal fixed rate of 21% per year, calculated and payable monthly, in arrears, on the first day of each and every month. Nothing in this section nor the payment of interest as provided in this section shall be taken as permission or authorization to borrow moneys in excess of the credit limits applicable to Loan #1a or the Credit Facilities.

6.7 Unless otherwise specified, all annual rates of interest and fees are based on a calendar year of 365 or 366 days, as the case may be. Where a rate of interest is calculated on the basis of a year (the "Deemed Year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year and dividing it by the number of days in the Deemed Year.

7.   REPAYMENT AND AMORTIZATION:

7.1 The principal portion of the amount outstanding under Loan #1a shall revolve on a day to day basis with each Canadian dollar deposit to the Borrower's Canadian dollar operating account with Laurentian being account #________ and each U.S. dollar deposit to the Borrower's U.S. dollar operating account with Laurentian being account #_________ (collectively, the "Bank Accounts") or borrowing by the Borrower under Loan #1a, provided that the Borrower shall make such repayments as may be required to cause the amount from time to time outstanding under Loan #1a not to exceed the Margin from time to time applicable to Loan #1a.

7.2 Loan #1b shall be repaid in 5 years. Payments on Loan #1b are due and payable on the first day of each and every month, commencing in the month following the initial disbursement date with an interest only payment on September 1, 2002 and thereafter in monthly payments of principal and interest as follows:

          (a) Months 2 - 36, principal monthly payments of C$19,000 plus interest;

          (b) Months 37 - 60, principal monthly payments of C$23,000 plus interest; and

          (c) remaining balance of C$398,000 plus interest payable in the 61st month.

8.   PRE-AUTHORIZED DEBIT:

The Borrower authorizes Laurentian to process loan payments from the Bank Accounts or any other bank accounts of the Borrower maintained at Laurentian.

9.   PREPAYMENT:

9.1 Prepayment of Loan #1a, and #1b, in whole or in part, shall be permitted without bonus or penalty. It is a condition that any prepayment of Loan #1a (other than from the Borrower's internally generated normal course business income) will not be permitted without the prior or simultaneous prepayment of Loan #1b in full. 9.2 Upon any prepayment, the Borrower shall pay the accrued and unpaid interest on such principal amount to the date fixed for prepayment. Any partial prepayment of a Loan shall be credited to the principal installments falling due in reverse order of maturity.

10.  ACCOUNT OPERATION:

10.1 The Borrower shall maintain all its deposit and transaction accounts with the branch of Laurentian issuing this Offer of Finance save and except for any credit card merchant account that cannot be accommodated by Laurentian, provided that Laurentian has given its prior written consent, which consent shall not be unreasonably withheld.

10.2 The Borrower will transact all of its banking requirements including all FEFC's, DC's, LG's and LC's and any other trade finance transactions with Laurentian.

11.  LOAN DOCUMENTS:

The Borrower shall deliver the following Loan Documents on Laurentian's standard forms as amended to conform to the provisions of this Offer of Finance:

11.1 Assumption Agreement in respect of Loans #1a and #1b in accordance with section 2.4(b) of the Asset Purchase Agreement.

11.2 Line of Credit Agreement for Loan #1a.

11.3 Promissory Notes to evidence Loan #1b and initial advance for Loan #1a.

11.4 Indemnity Agreement respecting each Documentary Letter of Credit ("DC") and Letter of Guarantee ("LC").

11.5 Agreement respecting Forward Exchange Future Contracts.

11.6 General Security Agreement (GSA) containing: A first priority security interest on all present and future personal property of every description of the Borrower, subject only to the RoyNat security interest in equipment if any but only to the extent of the Financing Amount (as defined in section 14.5) and the Permitted Encumbrances.

11.7 Security under Section 427 of the Bank Act.

11.8 General Assignment of Book Debts.

11.9 Assignment of insurance covering fire and such other risks and in such form and amount as Laurentian may require or satisfactory evidence of appropriate insurance disclosing Laurentian as first loss payees and the standard mortgage clause.

11.10 Assignment of Material Contracts from the Borrower to Laurentian.

11.11 Share Pledge Agreement pledging the shares of all subsidiaries of the Borrower.

11.12 Priority Agreement with CapitalSource Financial LLC ("CapitalSource"), any other lenders (i.e. leasing companies), shareholders or related companies holding security on the assets to be secured in favour of Laurentian, to confirm the priority of Laurentian's security as herein required.

11.13 Landlord's Consent and Waiver to Laurentian's security respecting the following premises:

          (a)  154,104,108,112 and 114 Shorting Road, Toronto, Ontario; and

          (b)  any other premises where:

               (i) the Borrower or any Subsidiary owns, leases or stores assets and

               (ii) the aggregate value of the assets in that location exceeds
                    C$50,000.

11.14 Assignment of Life Insurance on the life of Mr. Bill Goodwin in the amount of C$500,000. Assignment from an acceptable life insurance provider.

11.15 Certificate of Independent Legal Advice for Bill Goodwin.

11.16 Guarantee from Bill Goodwin in the amount of C$500,000.

11.17 Assignment and Postponement of all Claims by Derma Sciences, Inc. ("Derma") and associated companies. Subject to the terms of the agreement described in section 11.17, payments on shareholder advances may not be made at any time.

11.18 Agreement between Derma and Laurentian, in a form satisfactory to Laurentian, pursuant to which Derma covenants and agrees to advance up to an additional C$500,000 (the "Additional Working Capital Injection") in working capital to the Borrower upon the written request of Laurentian in the event of a Margin deficiency or non-compliance with covenants and/or financial ratios during the term of the Credit Facilities which is not waived by Laurentian and/or cured, which advance may be refunded to Derma by the Borrower provided that: (i) 45 days have lapsed from the cure of such Margin deficiency or return to covenant compliance without the occurrence of any additional Margin deficiency, covenant non-compliance or Event of Default; and (ii) the refund of such advance will not result in a Margin deficiency, covenant non-compliance or Event of Default. The agreement will allow for multiple draws in amounts sufficient to correct any such Margin deficiency or covenant non-compliance and provided that the full amount must be funded, even if said amount is insufficient to cover the Margin deficiency or correct the covenant non-compliance.

11.19 Such further or additional security, officer's certificates, opinions, consents and other supporting documents that Laurentian or its solicitors may reasonably require in order for Laurentian to obtain a second priority charge on the assets and undertaking of Derma and Sunshine Products Inc. ("Sunshine") (subject only to a first priority charge in favour of CapitalSource and Permitted Liens (as defined in the Revolving Credit, Term Loan and Security Agreement among Derma, Sunshine and CapitalSource dated as of April 30, 2002)) including but not limited to:

          (a)  an unlimited guarantee from Derma and Sunshine;

          (b)  General Security Agreement from Derma and Sunshine;

          (c)  Assignment of Insurance from Derma and Sunshine; and

          (d) Share Pledge Agreement pledging the shares of all the subsidiaries of Derma.

11.20 Such further or additional security, certificates of independent legal advice, officer's certificates, legal opinions and other supporting documents as Laurentian or its solicitors shall reasonably require.

All of the foregoing Loan Documents shall be delivered on or before Closing.

12.  COVENANTS:

12.1 Working Capital will be maintained at not less than C$1,800,000.

12.2 Current Ratio will be maintained at not less than a ratio of 1.55 to 1.

12.3 Tangible Net Worth will not reduce below the amounts set out below during the time periods indicated:

        Amount          Period
        ------          ------
        C$1,300,000     Opening balance on Closing
        C$1,150,000     from Closing to December 31, 2002
        C$1,300,000     from January 1, 2003 to June 30, 2003
        C$1,550,000     from July 1, 2003 to December 31, 2003
        C$1,700,000     from January 1, 2004 to June 30, 2004
        C$1,900,000     from July 1, 2004 and continuing thereafter

12.4 Interest Coverage will be maintained at not less than the ratios set out below during the time periods indicated:

        Ratio           Period
        -----           ------
        2 to 1          from March 31, 2003 to December 31, 2003
        2.5 to 1        from January 1, 2004 and continuing thereafter

12.5 The ratio of Total Indebtedness to Tangible Net Worth will not exceed the ratios set out below during the time periods indicated:

        Ratio           Period
        -----           ------
        3.5 to 1        from Closing to June 30, 2003
        3 to 1          from July 1, 2003 to December 31, 2003
        2.75 to 1       from January 1, 2004 and continuing thereafter

12.6 The ratio of (a) Total Indebtedness to (b) Adjusted Pre-Tax Earnings plus depreciation and plus amortization calculated on an annualized basis, shall not exceed:

        Ratio           Period
        -----           ------
        5.50 to 1       June 30, 2003 to December 31, 2003
        4.25 to 1       January 1, 2004 to June 30, 2004
        4.00 to 1       July 1, 2004 and continuing thereafter

12.7 Borrower will not without prior written approval of Laurentian, such approval not to be unreasonably withheld:
          (a) incur capital expenditures in excess of: A. C$150,000 for the period from the Closing to December 31, 2002; and B. C$235,000 for the period from January 1, 2003 to December 31, 2003;
          (b)  Enter into any Indebtedness (net of Laurentian advance);
          (c) make loans to or investments in, or give guarantees on behalf of others including, but not limited to, Derma, any Subsidiary or Affiliate of the Borrower or Derma (but excluding employee loans up to an aggregate amount of C$5,000);
          (d)  allow shareholder ownership to change;
          (e) allow aggregate shareholders remuneration including salary, dividends, bonuses, etc.;
          (f)  Pay any dividends except in accordance with section 12.9;
          (g) allow preferential pricing for Borrower's products or services to Derma, any Subsidiary or any Affiliate of Derma or the Borrower, except as per established transfer pricing to be mutually agreed to in writing by the Bank, the Borrower, the Guarantor and Derma; and
          (h) pay any interest, fees or other charges to: (i) Derma except in accordance with section 12.9; or (ii) any Subsidiary or any Affiliate or Related Person of Derma or the Borrower.

12.8 The Working Capital Injection and the Additional Working Capital Injection shall not be utilized to fund the operations of Derma's existing businesses and Laurentian, the Borrower and Derma agree that the Working Capital Injection shall not be encumbered, repaid or withdrawn without the express written consent of Laurentian first being obtained. The Additional Working Capital Injection may be refunded to Derma by the Borrower provided that:
     (i) 45 days have lapsed from cure of such Margin deficiency or return to covenant compliance without the occurrence of any additional Margin deficiency, covenant non-compliance or Event of Default; and (ii) the refund of such advance will not result in a Margin deficiency, covenant non-compliance or Event of Default.

12.9 The Borrower may pay Derma an annual dividend, fee or other charge of up to U.S.$250,000 per annum provided that:
          (i)  the payment is made after December 31, 2003;
          (ii) Laurentian has given its prior written consent, which is not to be unreasonably withheld;
          (iii) no Event of Default has occurred and is continuing; and
          (iv) the payment would not cause an Event of Default, covenant non-compliance or Margin deficiency.

12.10 The Borrower may not sell to Derma, Sunshine or any other Affiliate of the Borrower or Derma any inventory whose aggregate value at any time exceeds C$50,000 without the prior written consent of Laurentian, which is not to be unreasonably withheld.

12.11 The Borrower shall not change its name, except to Dumex Medical Canada Inc. prior to Closing, without the prior written consent of Laurentian, which consent is not to be unreasonably withheld.

13.  REPORTS:

The Borrower, Derma and all Affiliates will provide the following reports within the time period specified, in a form satisfactory to Laurentian and signed by the authorized signing officers:

13.1 Within 90 days after the end of each fiscal year of the Borrower, financial statements prepared on a audited basis (full disclosure statement) by a firm of Chartered Accountants to be reasonably approved by Laurentian (note: Ernst & Young is acceptable).

13.2 Within 25 days after the end each month for the Borrower, company prepared monthly financial statements and a covenant compliance certificate.

13.3 Twice a month, on the 5th day of each month (for the period from the 16th day of the previous month up to and including the last day of that previous month) and on the 20th day of each month (for the period from the 1st day of that month up to and including the 15th day of that month) (or from time to time upon request by Laurentian) the following is required for the
     Borrower:
          (a)  aged listings of accounts receivable;
          (b) summary listing of inventory (raw material, work in progress, finished goods and packaging) supported by a detailed listing; and
          (c)  Margining Certificate (as per outline provided by Laurentian).

13.4 Once a month, on the 5th day of each month the following is required for the Borrower for the previous month:
          (a)  aging of accounts payable;
          (b) Background information on selected customers in the possession of or reasonably obtainable by the Borrower as per Laurentian's request from time to time; and
          (c) proof of payment of all government remittances including Canada Customs and Revenue Agency.

13.5 Within the first 45 days of each fiscal year for the Borrower, an annual budget and forecast for such financial year including Profit and Loss, Balance Sheet and Cash Flow statements all prepared on a monthly basis;

13.6 Derma shall provide Derma's interim financial information as contained in its Form 10-QSB Quarterly Report, its Form 10-KSB Annual Report and any Form 8-K Current Report filed by it, within 1 business day after filing thereof, with the SEC;

13.7 Forthwith, particulars of any occurrence which constitutes an Event of Default hereunder or of any action, suit or proceeding, pending or threatened against the Borrower, Derma or any Affiliate; and

13.8 Such additional information as and when reasonably requested by Laurentian from the Borrower, Derma or any Affiliate.

13.9 If the Borrower, Derma or an Affiliate fails to deliver a report as set out above, Laurentian may, in its sole and absolute discretion, reduce the amount of the Margin or restrict advances, borrowings or draws under Loan #1a until such report is delivered.

14.  PREFUNDING REQUIREMENTS:

This Offer of Finance shall be conditional on each of the following occurring on or before Closing:

14.1 Derma granting to the Bank 225,000 (the "Number of Options") (subject to adjustment as set out below) non-qualified stock options (the "Stock Options") to purchase Derma's common stock which shall have an exercise price (the "Exercise Price") equal to the greater of: (i) Derma's closing bid price on the Closing Date (the "Closing Bid Price"); and (ii) U.S. $0.50 per share. The Stock Options shall not be exercisable until eighteen
     (18) months after the Closing Date and shall be exercisable for a period of five

         (5) years thereafter. In the event that the Closing Bid Price is less than the Exercise Price, then the Number of Options shall be adjusted on Closing by the following formula:

                  Number of Options = 225,000 x Exercise Price
                                                --------------
                                                Closing Bid Price

14.2 The Borrower shall provide the Bank with the Borrower's 12-month business plan and operating plan prior to Closing.

14.3 The Borrower will have deposited C$700,000 as the same may be adjusted pursuant to section 2.4(viii) of the Operations Agreement (the "Working Capital Injection") into the Bank Accounts prior to Closing. Proof of theses deposits will be required.

14.4 The Borrower will make satisfactory arrangements for the settlement of the RoyNat Priority Loan and proof of same will be provided to Laurentian. The Borrower must satisfy the indebtedness to RoyNat under the RoyNat Priority Loan either through: (i) a cash payment at the Closing; or (ii) a cash payment at Closing and a secured financing from RoyNat of up to C$300,000 payable over not more than 48 months (any such amount, the "Financing Amount"), provided that such security shall rank in priority to the security given to Laurentian under the Offer of Finance only to the extent of the specific equipment currently securing the RoyNat Priority Loan. Derma shall be obligated to contribute an amount equal to 50% of the Financing Amount to the Borrower for use as working capital, which shall be treated in the same manner as and form of the Working Capital Injection.

14.5 The Borrower completes the Transaction including the payment of the Transaction Costs of C$200,000 and the payment of the Working Capital Injection set out in 14.3 above.

14.6 The Borrower and Derma are not in default of their obligations under the Operations Agreement.

15.  DISBURSEMENT:

15.1 The initial disbursement will be made after completion of the following to Laurentian's satisfaction:

          (a) The Loan Documents shall be completed and, as applicable, registered in a form and manner satisfactory to our solicitor who shall deliver a satisfactory legal opinion as to title to assets, validity of security and such other matters as Laurentian requires.

15.2 The disbursement of funds may be withheld if, in Laurentian's opinion, a material adverse change in risk has occurred.

16.  CANCELLATION:

This Offer of Finance, when accepted by the Borrower and approved by Laurentian's Credit Authorities, will be a binding contract.

17.  REVIEW:

17.1 The availability of any demand loan and the undisbursed portion of all other Credit Facilities and the terms and conditions applicable thereto are subject to periodic review by Laurentian at least annually. Laurentian reserves the right to withdraw therefrom at any time if in the opinion of Laurentian there should be:
          (a) a material adverse change in the financial condition of the Borrower; or
          (b) a legal proceeding pending which if adversely determined would likely have a material adverse effect on the Business of the Borrower.

17.2 The financial results of the Borrower are subject to periodic review by Laurentian at least annually.

17.3 Site visits by Laurentian or its representative(s) to inspect security and meet with management to discuss the Borrower's progress quarterly (or more frequently as reasonably determined by Laurentian).

18.  DEFAULT:

Without prejudice to the right of Laurentian to make demand for payment at any time of any Credit Facility payable on demand, if any Event of Default occurs, subject to any right to cure: (a) the obligation of Laurentian to make further advances under the Credit Facilities shall immediately terminate, (b) all principal and interest under the Credit Facilities shall at the option of Laurentian become immediately due and payable, and (c) all security held by Laurentian shall at the option of Laurentian become immediately enforceable.

19.  EXPENSES:

The Borrower shall pay all reasonable legal and other professional fees and disbursements incurred by Laurentian in respect of, the administration of the Credit Facilities, the enforcement and preservation of Laurentian's rights and remedies, all appraisals, insurance consultation and similar fees and all other fees and disbursements of Laurentian, whether or not any funds are advanced under the Credit Facilities; provided, however, that the Borrower shall preapprove any such fees of third parties in excess of C$2,500 in each instance.

20.  GENERAL:

20.1 The Borrower and Derma represents and warrants that all information (financial or otherwise) provided to Laurentian by the Borrower is true, complete and correct.

20.2 All financial or accounting determinations, reports and statements provided for in this Offer of Finance shall be made or prepared in accordance with generally accepted accounting principles applied in a consistent manner and shall, except where otherwise expressly provided, be made and prepared on a consolidated basis.

20.3 Laurentian's standard forms of Loan Documents contain covenants, representations, warranties and events of default to which the Borrower shall be bound, in addition to any covenants, representations, warranties and events of default herein contained.

20.4 Terms used herein are defined in the Asset Purchase Agreement or are defined in Schedule "A" hereto.

20.5 Unless otherwise noted, all dollar amounts referred to in this Offer of Finance are in Canadian Dollars.

20.6 This Offer of Finance supersedes and cancels the Offer of Finance dated July 15, 2002 from Laurentian and accepted on July 15, 2002 by the Borrower, Derma and the Guarantor.

21.  OTHER FEES:

21.1 A commitment fee is waived upon presentation of this formal commitment to the Borrower for this transaction.

21.2 A monitoring fee of C$300 per month shall be paid for monitoring the Credit Facilities.

21.3 Standard Laurentian bank charges apply for account operations. The Borrower may obtain unlimited internet access to its Laurentian accounts for a monthly fee of C$40 for each account to a maximum of C$90 per month for all of the Borrower's accounts with Laurentian. The Borrower shall obtain such internet access for the purpose of obtaining balance information and electronic bill payment.

21.4 All interest, fees, charges, disbursements and out of pocket expenses required to be paid by the Borrower pursuant to this Offer of Finance from and after the Closing Date may be debited by Laurentian to the Borrower's account with Laurentian and thereafter shall form part of the liabilities and obligations of the Borrower to Laurentian.

21.5 The Borrower agrees to pay Laurentian a fee (the "J&J Fee") of 10% of all sales of Product or New Product (both as defined in the Supply Agreement dated September 27, 2001 between Dumex Medical Surgical Products Limited and Johnson & Johnson Medical, a division of Ethicon, Inc. ("Johnson & Johnson")) by the Borrower or any Affiliate of the Borrower to Johnson & Johnson or any Affiliate of Johnson & Johnson provided such sales relate to orders received, contracts entered into or arrangements settled prior to July 23, 2004 (for greater certainty, the J&J Fee shall apply to sales completed subsequent to July 23, 2004 if they relate to orders received, contracts entered into or arrangements settled prior to July 23, 2004). The Borrower shall pay the J&J Fee quarterly in arrears. Laurentian, the Borrower and the Guarantor agree that the maximum aggregate amount of the J&J Fee shall be C$485,000.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

22.  ACCEPTANCE:

This Offer expires if not accepted by the Borrower, Derma and the Guarantor as of 5:00 p.m. on the 23rd day of July, 2002.

If this Offer is acceptable, please indicate your acceptance by returning to us the enclosed copy of this letter signed by the Borrower, Derma and the Guarantor.

Yours Truly,


----------------                               ----------------
Mike Nero                                      John L. Smith
Assistant Vice President,                      Senior Vice President,
Commercial Banking                             Commercial Banking - Ontario West
(905) 564-8873                                 (905) 564-8782


Accepted as of the 23rd day of July, 2002.

4087755 Canada Inc.                                  Derma Sciences, Inc.

Per: _______________________                         Per: ______________________

Name: _____________________                          Name: Edward J. Quilty

Title: ______________________                        Title: Chairman



Bill Goodwin, as guarantor

-----------------------

                                  SCHEDULE "A"

                                   DEFINITIONS

1. "Acceptable Inventory" means the book value of the inventory of the Borrower approved by Laurentian consisting of raw material and finished goods in hand but excluding: (i) any and all packaging inventory; (ii) inventory held in warehouses outside Canada or the U.S. or inventory in transit therefrom or thereto; (iii) inventory not subject to Laurentian's security; (iv) work in progress; and (v) inventory supplied by trade creditors who at that time have not been fully paid and would have a right to repossess all or part of such inventory if the Borrower was either bankrupt or in receivership.

2. "Acceptable Accounts Receivable" means accounts receivable of the Borrower approved by Laurentian from customers located in Canada and the United States and which have been outstanding for not more than 90 days, excluding any accounts receivable which is: (i) from a person, firm or corporation that is a Related Party or Affiliate of the Borrower or Derma; (ii) disputed by the Borrower's customer; (iii) from a customer from whom more than 15% of their aggregate balance of accounts receivable is outstanding for more than 90 days; (iv) against which the Borrower has an offsetting payable; (v) not subject to Laurentian's security; or (vi) any non-investment grade U.S. accounts receivable greater than US$15,000 from customers located in the United States of America that are not fully covered by accounts receivable insurance acceptable to Laurentian.

3. "Adjusted Pre-tax Earnings" of the Borrower means the sum of (i) net income of the Borrower for the period in question, after extraordinary items, capital gains and capital losses but before provision for taxes respecting such income, and (ii) amounts paid to management and deducted from income of the Borrower for the period in question, to the extent such amounts have been either (A) applied to subscribe for share capital of the Borrower, or
     (B) advanced to the Borrower and effectively postponed in favour of Laurentian.

4. "Affiliate" has the meaning ascribed to it in the Business Corporations Act (Ontario).

5. "Annualized Cash Flow" means the Cash Flow for the period in question, divided by the proportion which the period in question is of the financial year in which the period occurs.

6. "Cash Flow" of the Borrower for any period means the after-tax profit of the Borrower for the period:

          (a)  plus depreciation and amortization;

          (b) less profit or plus loss resulting from the recognition of the Borrower's minority interest in investments;

          (c)  plus deferred income tax;

          (d)  less capitalized expenses;

          (e)  plus after-tax portion of management bonuses;

          (f)  less gain or plus loss on the sale of fixed assets; and

          (g) less the minority shareholders' share of losses or plus the minority shareholders' share of profits from consolidated Subsidiaries,

          as have been deducted or added in determining such profit.

7. "Collateral" means all property and assets of the Borrower whether specifically charged or subject to the Loan Documents.

8. "Committed Operating Line" means a revolving credit that is repayable in full only upon the occurrence of an Event of Default.

9. "Current Assets" of the Borrower means its aggregate current assets but excluding investments in any subsidiary or amounts owing to the Borrower by any person not dealing at arm's length with the Borrower including, but not limited to, Derma and any subsidiary.

10. "Current Liabilities" of the Borrower means its aggregate liabilities which are payable within twelve months from the date as of which the determination of such liabilities is being made, including the portion of Indebtedness which is due within twelve months from such date, but excluding any amounts effectively postponed in favour of the Bank, by Derma, any Affiliate or any Subsidiary and in the case of Long Term Debt which matures during such twelve-month period, the payments scheduled to be due shall be deemed to be the amount of principal that would have been amortized over that period in accordance with the amortization schedule applicable to the debt if the debt had not matured.

11. "Current Ratio" of the Borrower means Current Assets divided by Current Liabilities.

12. "Debt Service" of the Borrower for any period means the aggregate principal payments on Long Term Debt (including, without limitation, the principal component of capital lease obligations) due and payable, or scheduled to be due, during such period.

13. "Effective Tangible Net Worth" means Tangible Net Worth plus long term deferred tax liabilities.

14. "Encumbrance" means any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, hypothec, levy, execution, seizure, attachment, garnishment, right of distress or other claim in respect of property of any nature or kind whatsoever howsoever arising (whether consensual, statutory or arising by operation of law or otherwise) and includes arrangements known as sale and lease-back, sale and buy-back and sale with option to buy-back.

15.  "Event of Default" means the occurrence of any of the following events:


          (a)  if default occurs in payment of any Obligation;

          (b) if any representation or warranty made by the Borrower or Derma herein or in any other Loan Document or in any certificate, statement or report furnished in connection with or pursuant to the Offer of Finance is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made;

          (c) if default occurs in payment or performance of any obligation in favour of any person to whom the Borrower is indebted and the default or failure to pay continues for 5 Business Days after notice by Laurentian to the Borrower specifying such default or failure except obligations: (i) to trade creditors incurred in the ordinary course of business; (ii) which do not materially and adversely affect the financial condition of the Borrower; and
               (iii) which are contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days of default or failure to pay;

          (d) if default occurs in payment or performance of any obligation (whether now existing, presently arising or created in future) of any Affiliate of the Borrower in favour of Laurentian and the default or failure to pay continues for 5 Business Days after notice by Laurentian to the Borrower specifying such default or failure;

          (e) if the Borrower commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Borrower is filed or instituted unless the same is contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days thereof;

          (f) if any act, matter or thing is done toward, or any action or proceeding is launched, had or taken for, terminating the corporate existence of the Borrower, whether by winding-up, surrender of charter or otherwise unless the same is contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days thereof;

          (g) if the Borrower ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business;

          (h) if any proposal is made or any petition is filed by the Borrower under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Borrower or other reorganization or arrangement respecting its liabilities or if the Borrower gives notice of its intention to make or file any such proposal or petition including without limitation an application to any court for an order to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition;

          (i) if any receiver, administrator or manager of the property, assets or undertaking of the Borrower or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court unless the same is contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days thereof;

          (j) if any balance sheet or other financial statement provided by the Borrower to Laurentian pursuant to the provisions hereof is false or misleading in any material respect;

          (k) if any proceedings are taken to enforce any Encumbrance affecting any of the Collateral unless the same is contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days thereof;

          (l) if the validity of any Loan Document is brought into question or disputed in whole or in part where the effect of any such invalidity would materially adversely affect the interests of Laurentian hereunder or in connection with the Offer of Finance;

          (m) if any action is taken or power or right be exercised by any Governmental Authority or if any claim or proceeding is pending or threatened by any person which may have a material adverse effect on the Borrower, its business or operations, its properties or its prospects, unless the same is contested actively and in good faith by appropriate and timely proceedings and is dismissed, vacated, stayed or the like within a period of 45 days thereof;

          (n) if in the reasonable opinion of Laurentian a material adverse change has occurred in the financial condition or business of the Borrower which may impair the ability or willingness of the Borrower to perform its obligations hereunder or under any other Loan Document or if Laurentian considers that the Collateral is in jeopardy or that Laurentian is insecure;

          (o) if any event occurs with respect to Derma or any Guarantor which if a like event had occurred with respect to the Borrower would have constituted an Event of Default subject to the applicable cure period in this Offer of Finance;

          (p) if Derma is declared to be in Default by CapitalSource or an Event of Default or Default occurs under the terms of the CapitalSource credit facilities set out in the Revolving Credit, Term Loan and Security Agreement among Derma, Sunshine and Capital Source dated as of April 30, 2002;

          (q) if there is any other default or failure in the observance or performance of any Obligation including any covenant or any other requirement under this Offer of Finance and the default or failure continues for 5 Business Days after notice by Laurentian to the Borrower specifying such default or failure;

          (r) if Derma ceases to own directly or indirectly 100% of all issued any outstanding shares in the capital stock of the Borrower; or

          (s) if any insurance on a material amount of the Collateral lapses and the insurance is not reinstated or replaced within 5 Business Days after such lapse.

16. "Governmental Authority" means any nation, government, province, state, region, municipality or other political subdivision or any governmental department, ministry, commission, board, agency or instrumentally or other public authority or person, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing and includes any court of competent jurisdiction.

17.  "Indebtedness" means any of the following:

          (a) money borrowed, indebtedness represented by notes payable, and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, any amount that could reasonably be regarded as being the amortized portion of such discount as at the date of determination);

          (b) any obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debenture, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money;

          (c) any indebtedness upon which interest charges are customarily paid;

          (d)  net amounts payable pursuant to interest swap arrangements;

          (e) capital lease obligations and all other indebtedness issued or assumed as full or partial payment for property or services or by way of capital contribution;

          (f) any letters of credit and letters of guarantee issued by a financial institution at the request of or for the benefit of the Borrower;

          (g) any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner, directly or indirectly, of any part or all of any obligation of a type referred to in any of paragraphs
               (a) to (e) above;

          (h) any of the foregoing amounts in respect of any Subsidiary of the Borrower whose accounts are not required under generally accepted accounting principles to be consolidated with the accounts of the Borrower, including without limitation all present and future obligations to Laurentian; and

          (i) trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business; but excluding indebtedness of the Borrower which is effectively postponed in favour of Laurentian.

18. "Interest Coverage" means the ratio of (i) the sum of (A) Adjusted Pre-tax Earnings and (B) Interest Expense to (ii) Interest Expense in respect of any period, expressed as a percentage.

19. "Interest Expense" means the expense for interest and all other charges incurred in respect of all liabilities of the Borrower, including all rental expense under all capital leases (other than the principal component thereof).

20. "Loan Documents" means all instruments now or at any time in future held by Laurentian to evidence, guarantee, secure, or otherwise relating to, any obligation under or in connection with the Credit Facilities, including without limitation this Offer of Finance.

21. "Long Term Debt" means the liabilities of the Borrower which do not fall due within the succeeding 12 months, excluding the portion thereof included in Current Liabilities.

22. "Obligations" means all monies now or at any time and from time to time hereafter owing or payable by the Borrower to Laurentian and all other obligations (whether now existing, presently arising or created in the future) of the Borrower in favour of Laurentian, and whether direct or indirect, absolute or contingent, matured or not, whether arising from agreement or dealings between Laurentian and the Borrower or from any agreement or dealings with any third person permitted by this offer of Finance by which Laurentian may be or become in any manner whatsoever a creditor or other obligee of the Borrower or however otherwise arising and whether the Borrower be bound alone or with another or others and whether as principal or surety, including, without limitation, monies payable or obligations arising in connection with this Offer of Finance.

23. "Prime Lending Rate" means the annual rate of interest which Laurentian establishes and quotes from time to time as the reference rate of interest to determine interest rates it will charge at such time for variable rate commercial loans in Canadian dollars to its customers in Canada and to which it may refer as its "prime rate" or "prime lending rate".

24. "Priority Claims" means any estates, titles, rights, benefits, interests, claims, liens, hypothecations, security interests, mortgages, charges, trusts or deemed trusts, whether statutory or otherwise, assignments, executions, judgments, rights of distress, legal, equitable or contractual set-offs, encumbrances or any other rights or claims against or to any of the property, assets and undertaking of the Borrower now owned or hereafter acquired, howsoever arising, whether contractual, statutory, by operation of law or otherwise and whether they have attached or been perfected, registered or filed which ranks pari passu with or in priority to those of Laurentian and includes the Permitted Encumbrances.

25. "Related Person" has the meaning ascribed to it in the Business Corporations Act (Ontario).

26. "Restricted Lease" means any lease of real or personal property other than a capital lease.

27. "Subsidiary" means a corporation in which the Borrower owns, directly and/or indirectly through one or more Subsidiaries, a majority of shares carrying the right to elect at least a majority of the members of the board of directors.

28. "Tangible Net Worth" of the Borrower means the aggregate of share capital, earned and contributed surplus (or less any deficit), plus any indebtedness of the Borrower which is effectively postponed in favour of Laurentian, less the aggregate of:
          (a) any amount due from directors, officers, shareholders and affiliated companies;
          (b)  the amount of any investments in affiliated companies;
          (c) intangible assets including (without limitation) goodwill, franchises; and copyrights, trademarks and patents. (d) any appraisal increase credit.

29. "Total Indebtedness" of the Borrower means the aggregate (without duplication) of all Indebtedness of the Borrower.

30. "U.S. Base Rate" means the annual rate of interest which Laurentian establishes and quotes from time to time as the reference rate of interest to determine interest rates it will charge at such time (based on a calendar year) for variable rate commercial loans in United States dollars to its customers in Canada and to which it may refer as its "U.S. Base Rate" or "U.S. Base Lending Rate".

31. "Working Capital" of the Borrower means Current Assets minus Current Liabilities.

                                  SCHEDULE "B"

                            MISCELLANEOUS PROVISIONS



1. The Borrower and the Guarantor consents to the obtaining from any credit reporting agency or from any person or entity such information as Laurentian may require at any time, and consents to the disclosure at any time of any information concerning the Borrower or the Guarantor to any credit grantor with whom the Borrower or the Guarantor has financial relations or to any credit reporting agency.


2.   The benefits of this Agreement may not be assigned by the Borrower.


3. This Offer will not merge upon the execution and delivery of the other Loan Documents but shall remain in full force and effect thereafter. In the case of any conflict or inconsistency between this Offer and any other Loan Document, the latter shall govern and prevail.


4. If Laurentian is or becomes subject to any withholding tax or any other tax with respect to payments of principal, interest or other amounts payable in connection with the Credit Facilities (except taxes on the overall net income of Laurentian) or to any reserve or similar requirement against assets held by, or deposits in, or loans by, an office of Laurentian, and as a result thereof the cost to Laurentian of making or maintaining any Credit Facility is increased or the income of Laurentian therefrom is reduced, then on demand the Borrower shall pay Laurentian the amount (as certified by Laurentian) that shall compensate Laurentian for such additional cost or such reduction in income.


5. Laurentian may in its discretion arrange for the funding or assignment of all or part of the Credit Facilities, either at the time of the initial disbursement or from time to time in future, to one or more other financial institutions (which may or may not be affiliated with Laurentian).


6. If the Borrower specified herein is a corporation to be incorporated, the addressee of this Offer shall be deemed to be bound hereby as the Borrower until such time as the corporation in question has been incorporated and has adopted this Offer in a form satisfactory to Laurentian.


7. No amendment or waiver of any provision of this Offer of Finance or of any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Laurentian, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Any and all payments made at any time in respect of any of the Credit Facilities or any other obligation hereunder and the proceeds realized from any security held therefor may be applied (and reapplied from time to time notwithstanding any previous application) to such part or parts of the indebtedness of the Borrower as Laurentian reasonably sees fit.


9.   Time shall be in all respects of the essence hereof.


10. Any provision of this Offer of Finance which is invalid or unenforceable under the laws of any jurisdiction in which this Offer of Finance is sought to be enforced shall, as to such jurisdiction and to the extent such provision is invalid or unenforceable, be deemed severable and shall not affect any other provision of this Offer of Finance.

11. In no event shall the interest and all other charges provided for hereunder exceed the maximum aggregate amount that Laurentian may collect in compliance with applicable law. Notwithstanding anything to the contrary herein contained, if at any time implementation of any provision hereof results in a payment in contravention of the preceding sentence, the amount of the excess shall be applied as a partial prepayment of principal.

12. The obligation of the Borrower to make payment in any currency (the "Payment Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by Laurentian (at the current rate of exchange offered by Laurentian for the sale by it of the Payment Currency) of the full amount of the Payment Currency payable or expressed to be payable.

13. This Offer of Finance may be delivered upon the provision of telefaxed execution pages which shall be binding upon the parties. The party delivering such telefaxed execution pages shall as soon as practicable thereafter deliver to the other parties originally executed execution pages. This Offer of Finance may be executed in one or more counterparts each of which shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument.